UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 25, 2022

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, Callaway Golf Company (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved, among other items, the Callaway Golf Company 2022 Incentive Plan (the “2022 Incentive Plan”). The 2022 Incentive Plan was approved by the Company’s Board of Directors (the “Board”) on March 15, 2022, and it became effective on the date of the Annual Meeting. In connection with adopting the 2022 Incentive Plan, the Company ceased granting awards under the Callaway Golf Company Amended and Restated 2004 Incentive Plan (the “2004 Incentive Plan”), the Callaway Golf Company 2021 Employment Inducement Plan and the Callaway Golf Company 2013 Non-Employee Directors Stock Incentive Plan. The purpose of the 2022 Incentive Plan is to promote the Company’s interests and those of its shareholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest between such group and the Company’s shareholders to improve the long-term performance of the Company and the value of the Company’s common stock.

The terms of the 2022 Incentive Plan provide for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, dividend equivalents, cash-based awards and other incentives payable in cash or shares of the Company’s common stock. Subject to certain adjustments, as set forth in the 2022 Incentive Plan, the 2022 Incentive Plan provides for the issuance of up to 16,000,000 shares of common stock. Additionally, subject to certain limitations, the share reserve may be increased by the number of shares subject to awards granted under the 2022 Incentive Plan and certain outstanding awards under the 2004 Incentive Plan that, in each case, expire or lapse, or are forfeited by the holder or repurchased by the Company at a price no greater than the price paid by the participant, or tendered by the holder or withheld by the Company to satisfy any tax withholding obligation. Shares issued under the 2022 Incentive Plan may be authorized but unissued shares, issued shares reacquired by the Company or treasury shares, or shares held in trust for issuance under the 2022 Incentive Plan. In no event will more than 16,000,000 shares of common stock be issuable pursuant to the exercise of incentive stock options under the 2022 Incentive Plan during its ten-year term.

The 2022 Incentive Plan will be administered by the Compensation and Management Succession Committee (the “Compensation Committee”) (or by the Board or another Board committee as may be determined by the Board or the Compensation Committee from time to time). The administrator of the 2022 Incentive Plan (the “Administrator”) or its delegate will have the authority to, among other things, determine which service providers receive awards and to set the terms and conditions applicable to the award within the confines of the terms of the 2022 Incentive Plan. The Administrator will have the authority to interpret and administer the 2022 Incentive Plan or any agreement entered into under the 2022 Incentive Plan, to establish rules and regulations under the 2022 Incentive Plan, and to make any determination or take any other action as it deems necessary or advisable for the administration of the 2022 Incentive Plan.

The 2022 Incentive Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2022 Incentive Plan may not vest earlier than the date that is one year following the grant date of the award.

The 2022 Incentive Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.

The 2022 Incentive Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. In addition, the Administrator may not, without the approval of the Company’s stockholders, authorize certain re-pricings of any outstanding option or stock appreciation right granted under the 2022 Incentive Plan. The 2022 Incentive Plan will expire on March 14, 2032.

A more detailed description of the 2022 Incentive Plan is set forth in the section entitled “Proposal No. 4 – Approval of the Callaway Golf Company 2022 Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2022 (the “Proxy Statement”). The foregoing description of the 2022 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2022 Incentive Plan, which is filed as Appendix B to the Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company’s shareholders approved four proposals at the Annual Meeting. Of the 184,681,840 shares of the Company’s Common Stock outstanding as of the record date, 153,592,553 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

	Shares Voted
Name of Candidate	For	Against	Abstain	Broker Non-Votes
Oliver G. (Chip) Brewer III	129,833,566	852,380	53,411	22,853,196
John F. Lundgren	126,184,059	4,485,867	69,431	22,853,196
Erik J Anderson	129,457,400	1,191,363	90,594	22,853,196
Samuel H. Armacost	126,578,677	4,088,178	72,502	22,853,196
Scott H. Baxter	128,397,807	2,270,728	70,822	22,853,196
Thomas G. Dundon	129,711,118	884,535	143,704	22,853,196
Laura J. Flanagan	128,446,917	2,189,743	102,697	22,853,196
Russell L. Fleischer	129,551,227	1,115,818	72,312	22,853,196
Bavan M. Holloway	129,798,537	769,995	170,825	22,853,196
Scott M. Marimow	127,613,807	2,735,359	390,191	22,853,196
Adebayo O. Ogunlesi	126,884,720	3,785,042	69,595	22,853,196
Varsha R. Rao	129,850,985	781,052	107,320	22,853,196
Linda B. Segre	127,638,423	3,010,112	90,822	22,853,196
Anthony S. Thornley	127,498,347	3,166,792	74,218	22,853,196

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
151,742,156	1,803,305	47,092

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
91,694,337	38,888,174	156,846	22,853,196

Proposal 4: 2022 Incentive Plan

The Company’s shareholders approved the 2022 Incentive Plan. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
126,688,097	3,854,355	196,905	22,853,196

No other items were presented for shareholder approval at the Annual Meeting.

Item 8.01	Other Events.

On May 26, 2022, the Company announced that the Board has authorized the Company to repurchase up to $100 million of the Company’s common stock in the open market or in private transactions. The repurchase program does not require the Company to acquire a specific number of shares and it will remain in effect until completed or until terminated by the Board.

A copy of the news release containing further details is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Callaway Golf Company 2022 Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive proxy statement, filed with the Commission on April 8, 2022)

99.1	Press Release dated May 26, 2022 captioned “Callaway Golf Company Announces New $100 Million Stock Repurchase Program”

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 26, 2022	By:	/s/ Sarah E. Kim
	Name:	Sarah E. Kim
	Title:	Vice President, General Counsel and Corporate Secretary